AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION is made this 4th day of April 1996, by and among Zeitgeist Werks, Inc., a Nevada corporation ("ZWI"), Zeitgeist, Inc., a Nevada corporation and a wholly-owned subsidiary of ZWI ("Zeitgeist"), MediaX, a California corporation ("MediaX"), Matthew MacLaurin, Gaben Chancellor (referred to collectively as "Shareholders" and individually as "Shareholder"), and Assisi Limited Partnership ("Assisi"), a shareholder of ZWI.

                                 PREMISES

     A. This Agreement provides for the merger of MediaX with and into Zeitgeist, as the surviving entity, and in connection therewith, the conversion of outstanding common stock of MediaX into shares of common stock of ZWI, all as set forth in the Articles of Merger to which shall be appended the Plan of Merger (the "Plan of Merger"), substantially in the form attached hereto as Exhibit A, all for the purpose of affecting a tax-free reorganization pursuant to Sections 354, 368(a)(1)(A) an 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended. As used herein the term "Constituent Corporations" shall mean and refer to ZWI, MediaX and Zeitgeist, and the term "Surviving Corporation" shall mean and refer to Zeitgeist.

     B. This Agreement also provides for certain cash payments to be made to Shareholders as described in paragraphs 3.4 and 3.5 herein.

     C. The Boards of Directors of ZWI, MediaX and Zeitgeist, respectively, have agreed, subject to the conditions set forth in this Agreement, and by these premises do hereby evidence their agreement, that it is desirable and in the best interests of all of said corporations and their stockholders, that MediaX be merged into Zeitgeist as the Surviving Corporation pursuant to the respective laws of the States of California and Nevada, that said Surviving Corporation be held as a wholly-owned subsidiary of ZWI, and that the name of said Surviving Corporation be changed to MediaX, Inc. This Agreement is being entered into for the purposes of setting forth the terms and conditions of the proposed merger, including the manner and basis of converting the shares of MediaX into shares of ZWI.

     NOW, THEREFORE, on the stated premises and in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                  ARTICLE 1
                   REPRESENTATIONS AND WARRANTIES OF MEDIAX

     Except as disclosed in Schedule 1 which is attached hereto and incorporated herein by reference, MediaX hereby represents and warrants to Zeitgeist and ZWI that:

     1.1 Organization. MediaX is a corporation duly organized, validly existing, and in good standing under the laws of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     1.2 Capital. The authorized capital stock of MediaX consists of 10,000,000 shares of Common Stock, of which 100,000 are currently issued and outstanding and 4,000,000 shares of Serial Preferred Stock of which no shares are issued and outstanding. All of the issued and outstanding shares of MediaX are duly authorized, validly issued, fully paid, and nonassessable. Except for the stock options listed on Schedule 1, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating MediaX to issue or to transfer from treasury any additional shares of its capital stock of any class.

     1.3 Subsidiaries. MediaX does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     1.4 Directors and Officers. Schedule 1 contains the names and titles of all directors and officers of MediaX as of the date of this Agreement.

     1.5 Financial Statements. Schedule 1 includes an unaudited balance sheet of MediaX as of December 31, 1995, and a statement of operations for the
period from June 1, 1995, through December 31, 1995.   To the best of MediaX's
knowledge, the balance sheet and statement of operations fairly present the financial position of MediaX as of the date of the balance sheet. To the best of MediaX's knowledge, the books and records of MediaX are complete and correct in all respects and have been maintained in accordance with good business practices.

     1.6 Absence of Changes. Since December 31, 1995, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of MediaX's knowledge, MediaX has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     1.7 Absence of Undisclosed Liabilities. Neither MediaX nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to ZWI or have otherwise been disclosed to ZWI.

     1.8 Tax Returns. Within the times and in the manner prescribed by law, MediaX has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     1.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ZWI and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of MediaX. MediaX shall make available to ZWI and/or its attorneys all books and records of MediaX.

     1.10 Trade Names and Rights. Schedule 1 sets forth a complete and accurate schedule of (i) all registered trademarks and service marks and all trademark and service mark applications, including country of filing, filing number, date of issue and expiration date used in the business of MediaX; and
(ii) all registered copyrights of property owned by MediaX. Except as set forth in such schedule, to MediaX's knowledge, no third party has asserted, or threatened to assert against MediaX or any of its officers or directors any conflicting rights to any such intellectual property and MediaX has no knowledge of facts that MediaX believes could reasonably be expected to give rise to such a claim.

     1.11 Compliance with Laws. MediaX has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on MediaX or its properties.

     1.12 Litigation. MediaX is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of MediaX, threatened against or affecting MediaX or its business, assets or financial condition, except for matters which would not have a material affect on MediaX or its proper-ties. MediaX is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. MediaX is not engaged in any lawsuit to recover any material amount of monies due to it.

     1.13 Authority. MediaX has full corporate power and authority to enter into this Agreement. The board of directors of MediaX has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of MediaX, the performance of the obligations of MediaX under this Agreement, and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of MediaX for their approval with the recommendation that the reorganization be approved. Other than shareholder approval, no other corporate proceedings on the part of MediaX are necessary to authorize the execution and delivery of this Agreement by MediaX in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by MediaX, and will be a valid and binding agreement of MediaX, enforceable against MediaX in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     1.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by MediaX of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of MediaX's knowledge: (a) materially violate any provision of MediaX's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of MediaX, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which MediaX is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of MediaX; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which MediaX is bound or subject.

     1.15 Full Disclosure. None of the representations and warranties made by MediaX herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by MediaX, or on its behalf, contains or will contain any untrue statement of material fact.

     1.16 Assets. MediaX has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances. EXCEPT FOR THE REPRESENTATIONS OF MEDIAX CONTAINED IN THIS AGREEMENT, ALL TANGIBLE ASSETS OF MEDIAX ARE TRANSFERRED AS IS, WITH ALL FAULTS.

     1.17 Material Contracts. MediaX has no material contracts to which it is a party or by which it is bound. The contract listed in Schedule 1 is a legal, valid and binding obligation of MediaX and all other parties to such contract, enforceable in accordance with its terms and is in full force and effect. None of the parties to such contract is in default under such contract nor has any event occurred which by the giving of such notice or passage of time would become an event of default under such contract.

     1.18 Consents and Approvals. Except for the filing of the Plan of Merger and Articles of Merger with the California Department of Corporations, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by MediaX in connection with: (a) the execution and delivery by MediaX of this Agreement; (b) the performance by MediaX of its obligations under this Agreement; or (c) the consummation by MediaX of the transactions contemplated under this Agreement.

                                  ARTICLE 2
              REPRESENTATIONS AND WARRANTIES OF ZWI AND ZEITGEIST

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, ZWI and Zeitgeist jointly and severally represent and warrant to MediaX that:

     2.1 Organization. ZWI and Zeitgeist are corporations duly organized, valid existing, and in good standing under the laws of Nevada, and have all necessary corporate powers to own properties and to carry on their businesses as now owned and operated by them, and are duly qualified to do business and are in good standing in each of the jurisdictions where their businesses require qualification.

     2.2  Capitalization.

          (a) The authorized capital stock of ZWI consists of 75,000,000 shares of $.0001 par value Common Stock of which approximately 13,158,100 shares of Common Stock are currently issued and outstanding, and 10,000,000 shares of $.0001 par value Preferred Stock, of which no shares are issued or outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and all of such shares have been issued in accordance with the applicable federal and state securities laws. Except for the agreement with Westridge Capital, Limited ("WCL") whereby WCL will convert its $300,000 loan plus accrued interest into 154,000 shares of ZWI common stock, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ZWI to issue or to transfer from treasury any addi-tional shares of its capital stock of any class. Assisi, a principal shareholder of ZWI, has agreed to surrender for cancellation 2,500,000 shares of its common stock on the Closing.

          (b) The authorized capital stock of Zeitgeist consists of 10,000,000 shares of Common Stock, $.001 par value, of which 1,000 are currently issued and outstanding and 1,000,000 shares of $.001 par value Preferred Stock of which no shares are issued or outstanding. All of the issued and outstanding shares of Zeitgeist are duly authorized, validly issued, fully paid, and nonassessable, and such shares are owned by ZWI.
There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating Zeitgeist to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. Other than Zeitgeist, Inc., which is a wholly-owned subsidiary of ZWI, ZWI does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation). Where otherwise not specifically indicated, all of the references to ZWI in this Agreement shall refer to both ZWI and Zeitgeist, or the two companies as a combined entity with respect to the remainder of this
Article 2.

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of ZWI and Zeitgeist as of the date of this Agreement.

     2.5  Financial Statements.

          (a) Schedule 2 includes the audited financial statements of ZWI as of December 31, 1994 and 1995, containing the balance sheets of ZWI and the related statements of income and related earnings for the periods then ended, and the financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by ZWI throughout the periods indicated, and fairly present the financial position of ZWI as of the dates of the balance sheets included in the financial statements, and the results of operations for the periods indicated.

          (b) Schedule 2 includes an unaudited Balance Sheet and a Profit and Loss Statement of Zeitgeist as of December 31, 1995. To the best of Zeitgeist's knowledge, such balance sheet presents fairly the financial position of Zeitgeist as of December 31, 1995. To the best of Zeitgeist's knowledge, the books and records of Zeitgeist are complete and correct in all respects and have been maintained in accordance with good business practices.

     2.6 Absence of Changes. Since December 31, 1995, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of ZWI's knowledge, ZWI has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. To the best of ZWI's knowledge, neither ZWI nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to MediaX.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, ZWI has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, MediaX shall have the opportunity to meet with ZWI's accountants and attorneys to discuss the financial condition of ZWI. ZWI shall make available to MediaX all books and records of ZWI.

     2.10 Trade Names and Rights. ZWI does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications, except that Zeitgeist Werks, Inc. and Zeitgeist, Inc. have both filed to register their name as a trademark or servicemark. No person owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of ZWI's business.

     2.11 Compliance with Laws. To the best of ZWI's knowledge, ZWI has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     2.12 Litigation. ZWI is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of ZWI, threatened against or affecting ZWI or its business, assets, or financial condition. ZWI is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. ZWI is not engaged in any legal action to recover moneys due to it.

     2.13 SEC Filings. ZWI has filed with the SEC in a timely manner, and has previously delivered to MediaX true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by ZWI since January 1, 1993, under the Securities Act or the Exchange Act. No form, report, schedule, statement or other document filed by ZWI with the SEC since January 1, 1993, contained any untrue statement of a material fact or omitted to state any material fact, at the time such document was filed, necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such facts as were corrected in any subsequent form, report, schedule, statement or other document filed by ZWI with the SEC.

     2.14 No Pending Investigation. ZWI is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding ZWI, Zeitgeist, or any officers or directors of ZWI or Zeitgeist or any shareholders or controlling persons of such shareholders; and such persons have not been convicted of any felonies, are not to the best of their knowledge under investigation for any felonies and are not the subject of any state cease and desist orders.

     2.15 Authority. ZWI and Zeitgeist have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Boards of Directors of ZWI and Zeitgeist have taken all action required to authorize the execution and delivery of this Agreement by or on behalf of each corporation, the performance of the obligations of each corporation under this Agreement and the consummation by both corporations of the transactions contemplated under this Agreement. ZWI as the sole shareholder of Zeitgeist has approved the transaction in its capacity as a shareholder of Zeitgeist. No other corporate proceedings on the part of ZWI and Zeitgeist are necessary to authorize the execution and delivery of this Agreement by ZWI or Zeitgeist in the performance of their obligations under this Agreement. This Agreement is, and when executed and delivered by ZWI and Zeitgeist, will be a valid and binding agreement of ZWI and Zeitgeist, enforceable against ZWI and Zeitgeist in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     2.16 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by ZWI and Zeitgeist of their obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of ZWI's and and Zeitgeist's knowledge: (a) violate any provision of ZWI's or Zeitgeist's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of ZWI or Zeitgeist, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which ZWI or Zeitgeist is bound;
(d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of ZWI or Zeitgeist; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which ZWI or Zeitgeist is bound or subject.

     2.17 Validity of ZWI Shares. The shares of ZWI Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and such shares will be issued in accordance with the federal securities laws and the laws of the State of California.

     2.18 Full Disclosure. None of the representations and warranties made by ZWI or Zeitgeist herein, or in any exhibit, certificate or memorandum furnished or to be furnished by ZWI or Zeitgeist, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.19 Assets. ZWI and Zeitgeist have good and marketable title to all of their properties free and clear of any and all liens, claims and encumbrances.

     2.20 Material Contracts. Neither ZWI nor Zeitgeist have any material contracts to which it is a party or by which it is bound. The Agreements set forth on Schedule 2 are legal, valid and binding obligations of ZWI and Zeitgeist and all other parties to such contracts, are enforceable in accordance with their terms and are in full force and effect. None of the parties to such contract are in default under any such contract nor has any event occurred which by the giving of notice or passage of time would become an event of default under such contract.

     2.21  Employees.  ZWI presently has one employee.

     2.22 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by ZWI in connection with: (a) the execution and delivery by ZWI of its obligations under this Agreement; (b) the performance by ZWI of its obligations under this Agreement; or (c) the consummation by ZWI of the transactions contemplated by this Agreement.

     2.23 Real Property. ZWI does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                  ARTICLE 3
                                PLAN OF MERGER

     3.1 Zeitgeist. ZWI owns all of the outstanding common stock of Zeitgeist, a Nevada corporation, and Zeitgeist shall execute the Plan of Merger, in the form and substance substantially similar to the form attached hereto as Exhibit A. Immediately prior to the Closing Date of the Agreement, ZWI shall have lawfully and validly issued to Zeitgeist 2,037,500 shares of ZWI Common Stock. The Boards of Directors of ZWI, Zeitgeist and MediaX and the stockholders of MediaX and Zeitgeist shall adopt and approve resolutions authorizing the execution and delivery of the Plan of Merger and Certificate of Merger, and approving the transactions contemplated thereby under the laws of the States of Nevada and California. On adoption of such resolutions, and in consideration of the execution and delivery of the Plan of Merger and Certificate of Merger by MediaX, Zeitgeist shall execute and deliver to MediaX duplicate copies of the Plan of Merger and Certificate of Merger. Zeitgeist shall survive the merger with MediaX and continue to be a wholly-owned subsidiary of ZWI.

     3.2 The Merger. Pursuant to the Plan of Merger, MediaX will be merged with and into Zeitgeist, the latter of which shall survive the merger as the Surviving Corporation. The issued and outstanding shares of common stock of MediaX shall be converted into shares of ZWI voting common stock, $.0001 par value (the "Exchanged ZWI Common Stock") as follows:

          (a) Each share of MediaX common stock outstanding on the Effective Date of the merger shall be converted into 20.375 shares of Exchanged ZWI Common Stock or a total of approximately 2,037,500 shares of Exchanged ZWI Common Stock for all of the issued and outstanding shares of common stock of MediaX. ZWI and Zeitgeist shall not issue or exchange any fractional shares or interests in the Exchanged ZWI Common Stock in connection with the foregoing conversion. If any holder of MediaX common stock would otherwise be entitled to a fractional share on exchange of such shares, ZWI shall round the number of shares of the Exchanged ZWI Common Stock to be issued to such stockholder to the nearest whole share;

          (b) On the Effective Date, ZWI will issue to those persons specified by MediaX stock options to purchase such number of shares of ZWI Common Stock as will have a value equivalent to 462,500 shares of ZWI Common Stock. Such equivalent value will be determined mutually by ZWI and MediaX before the Effective Date. ZWI agrees that it will obtain shareholder approval of the stock option plan used for these options within six months after Closing and that a Registration Statement on Form S-8 covering such plan will be filed with the Securities and Exchange Commission within such six month period;

          (c)  After the Effective Date of the merger, each MediaX
Stockholder shall, on the surrender of his or her certificate or certificates representing such MediaX shares to the registrar and transfer agent of ZWI, be entitled to receive a certificate or certificates evidencing shares of the Exchanged ZWI Common Stock as provided herein. On the Effective Date of the merger, all previously issued and outstanding shares of common stock of MediaX shall be canceled, and all rights in respect thereof shall cease; and

          (d) On the Effective Date of the merger, each share of Zeitgeist previously outstanding shall remain outstanding.

     3.3 Cancellation of Shares. Assisi, a principal shareholder of ZWI, agrees to surrender for cancellation 2,037,500 shares of ZWI Common Stock on the Closing, and up to an additional 462,500 shares as the options granted to employees and consultants of MediaX are exercised according to a formula to be mutually agreed upon by the parties hereto before the Effective Date.

     3.4 $350,000 Cash Payment. As part of the merger between MediaX and Zeitgeist, ZWI agrees to pay a total of $350,000 in cash to the shareholders of MediaX as set forth on Schedule 1 hereto.

     3.5 Contingent Cash Payments. In addition to the cash payments required in paragraph 3.4, ZWI agrees to make additional payments to the shareholders of MediaX in the aggregate amount equal to 25% of the net income before tax of ZWI, on a consolidated basis, during the twelve month period from April 1, 1996, through March 31, 1997, with such payment not to exceed $100,000; and similar payments will be made in subsequent years until a total of $200,000 has been paid. The payments, if any, will be made on June 1 of each year starting on June 1, 1997, and will be based on the consolidated financial statements of ZWI as included in ZWI's Form 10-K and 10-Q filings.

     3.6 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be held thirty (30) days from the date of this Agreement or on such other date as the parties may agree ("Closing Date").

     3.7 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, agreements, resolutions or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

     3.8 Effective Date. As soon as practicable following consummation of the transactions contemplated hereby on the Closing Date, a Certificate of Merger setting forth the Plan of Merger, and other matters required by the corporate statutes of the States of Nevada and California to complete the merger of Zeitgeist and MediaX, shall be filed with the Secretaries of State of Nevada and California. The "Effective Date" of the merger shall be the effective date as defined in the Plan of Merger.

     3.9  Termination.

          (a) This Agreement may be terminated by the Board of Directors of either ZWI, Zeitgeist or MediaX at any time prior to the Effective Date if:

               (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the merger and consolidation contemplated by this Agreement;

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such Board of Directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the merger and consolidation; or

               (iii) there shall have been any change after the date of the latest balance sheets of ZWI and MediaX, respectively, in the assets, properties, business, or financial condition of ZWI and MediaX, which could have a materially adverse affect on the value of the business of ZWI or MediaX, respectively, except any changes disclosed in the Exhibits to this Agreement.

In the event of termination pursuant to this paragraph (a) of Section 3.9, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

          (b) This Agreement may be terminated at any time prior to the Effective Date by action of the Board of Directors of ZWI or Zeitgeist if MediaX shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of MediaX contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of
Section 3.9, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that MediaX shall reimburse ZWI or Zeitgeist for all costs and expenses actually incurred by them in connection with this Agreement, which were incurred from and after the date hereof; and

          (c) This Agreement may be terminated at any time prior to the Effective Date by action of the Board of Directors of MediaX if ZWI or Zeitgeist shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of ZWI or Zeitgeist contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.9, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder, except that ZWI and Zeitgeist, jointly and severally, shall reimburse MediaX for all costs and expenses actually incurred by it in connection with this Agreement, which were incurred from and after the date hereof.

     3.10  Directors of Surviving Corporation and ZWI.

          (a) The Board of Directors of the Surviving Corporation shall consist of three directors. Each of the individual directors shall hold office until his successors shall have been duly elected and shall have qualified or until his earlier death, resignation or removal. The names of these initial directors of the Surviving Corporation are as follows:

                        Nancy Poertner
                        Rainer Poertner
                        Matthew MacLaurin

          (b) The Board of Directors of ZWI shall consist of three directors. Each of the initial directors shall hold office until his successors shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal. The names of these initial directors of ZWI are as follows:

                        Nancy Poertner
                        Rainer Poertner
                        Matthew MacLaurin

     3.11  Officers of the Surviving Corporation and ZWI.

          (a) The names of the officers of the Surviving Corporation who shall hold office subject to the Bylaws of the Surviving Corporation are as follows:

                NAME                          OFFICE

           Nancy Poertner           President, Secretary & Treasurer
           Matthew MacLaurin        Executive Vice President
           Gaben Chancellor         Vice President of Creative Development

          (b) The names of the officers of ZWI who shall hold office subject to the Bylaws of ZWI are as follows:

                NAME                          OFFICE

           Nancy Poertner           President, Secretary & Treasurer
           Matthew MacLaurin        Executive Vice President
           Gaben Chancellor         Vice President of Creative Development

     3.12 Effect of Merger. On the effective date of the merger, MediaX and Zeitgeist shall cease to exist separately, and shall be merged with and into Zeitgeist, the Surviving Corporation, in accordance with the provisions of this Agreement and in accordance with the provisions of, and with the effect provided in the corporation laws of the States of Nevada and California. The Surviving Corporation shall possess all the rights, privileges, powers, franchises and trust and fiduciary duties, powers and obligations, and be subject to all the restrictions, obligations and duties of each of said corporations, and all the rights, privileges, powers and franchises, and trust and fiduciary rights, powers, duties and obligations of each of said corporation; and all property, real, personal and mixed, and all debts due to either of said corporations on whatever account, and all other things belonging to each of said corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the respective said corporations; and the title to any real estate, whether vested by deed or otherwise, in either of the said corporations shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any property of either of the said corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective said corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. The certificate of incorporation and bylaws, and the address and place of business of Zeitgeist remain those of the Surviving Corporation. The name of the Surviving Corporation shall be changed to "MediaX, Inc."

                                  ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     4.1 Share Ownership. The Shareholders hold shares of MediaX common stock as set forth in Schedule 1 hereto. Such shares are owned of record and beneficially by each holder thereof, and such shares are not subject to any lien, encumbrance or pledge, but they are restricted securities as defined in Rule 144 of the Securities Act of 1933. Each Shareholder holds authority to exchange such shares pursuant to this Agreement.

     4.2 Tax Consequences. Each Shareholder hereby represents that he has consulted his personal tax advisor concerning the tax consequences of this transaction and that he fully understands what such tax consequences are. Each Shareholder further acknowledges and understands that ZWI is making no representations as to such tax consequences.

     4.3 Investment Intent. Each Shareholder understands and acknowledges that the shares of ZWI Common Stock (the "ZWI Shares") are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the "Securities Act") for non-public offerings; and each Shareholder makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of each Shareholder as a purchaser of securities.

          (a) The ZWI Shares are being acquired solely for the account of each Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the ZWI Shares.

          (b) Each Shareholder agrees not to dispose of his ZWI Shares or any portion thereof unless and until counsel for ZWI shall have reasonably determined that the intended disposition is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

          (c) Each Shareholder acknowledges that ZWI has made all documentation pertaining to all aspects of the Exchange Offer available to him and to his qualified representatives, if any, and has offered such person or persons an opportunity to discuss the Exchange Offer with the officers of ZWI.

          (d) Each Shareholder has relied solely upon independent investigations made by each Shareholder or their representatives, if any.

          (e) Each Shareholder is knowledgeable and experienced in making and evaluating investments of this nature and desires to accept the Exchange Offer on the terms and conditions set forth.

          (f) Each Shareholder is able to bear the economic risk of an investment, as a result of the Exchange Offer, in the ZWI Shares.

          (g) Each Shareholder understands that an investment in the ZWI Shares is not liquid, and each Shareholder has adequate means of providing for current needs and personal contingencies and has no need for liquidity in this investment.

     4.4 Indemnification. Each Shareholder recognizes that the offer of the ZWI shares to him is based upon his representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless ZWI against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by such Shareholder.

     4.5 Legend. Each Shareholder agrees that the certificates evidencing the ZWI Shares acquired pursuant to this Agreement will have a legend placed thereon stating that the securities have not been registered under the Act or any state securities laws and setting forth or referred to the restrictions on transferability and sales of the Shares.

                                  ARTICLE 5
                                  COVENANTS

     5.1 Stockholder Meeting of MediaX. MediaX shall, at a meeting of its stockholders duly called by the Board of Directors of MediaX to be held as soon as practicable following execution of this Agreement, or pursuant to a unanimous consent of the stockholders of MediaX, present for the authorization and approval of the stockholders of MediaX, in accordance with the applicable provisions of the laws of the State of California, this Agreement and the consummation of the transactions contemplated with ZWI and Zeitgeist as set forth herein.

     5.2 Stockholder Meeting of Zeitgeist. Zeitgeist shall, pursuant to a unanimous consent of the sole stockholder of Zeitgeist, present for the authorization and approval of the sole stockholder of Zeitgeist, in accordance with the applicable provisions of the laws of the State of Nevada, this Agreement and the consummation of the transactions contemplated with MediaX as set forth herein.

     5.3 Information for ZWI Report on Form 8-K. MediaX will furnish ZWI with all information concerning MediaX, including all books and records needed to prepare the audited financial statements, required for inclusion in the current report on Form 8-K to be filed by ZWI pursuant to the Securities Exchange Act of 1934, as amended, to report the consummation of this Agreement and the Plan of Merger within 75 days of Closing. ZWI shall select the accounting firm which will audit MediaX's financial statements for the last two fiscal years, and MediaX and Shareholders agree to fully cooperate with such auditors. MediaX represents and warrants to ZWI that to the best of its knowledge, all information so furnished for such report or other public release by ZWI shall be true and correct in all material respects without omission of any material fact required to make the information stated therein not misleading. MediaX will indemnify and hold harmless ZWI, each of its directors and officers, and each person, if any, who controls such party within the meaning of the Securities Act, from and against any and all losses, claims, damages, expense, or liabilities to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act of 1934, as amended) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such document or statement arising out of or are based upon the omission or alleged omission to state therein a material fact the statements therein not misleading, but only insofar as any such statement or omission was made in reliance on and in conformity with information furnished in writing by MediaX in this Agreement, the MediaX exhibits, or any other writing for use in such report or release. The indemnity agreement contained in this section shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party and shall survive the termination of this Agreement, the closing, and the consummation of the transactions herein contemplated.

     5.4 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     5.5 Conduct of Business. Prior to the Closing, ZWI, Zeitgeist and MediaX shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither ZWI, Zeitgeist nor MediaX shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receiv-able for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

     5.6 Confidential Pre-emptive Rights. If at any time during the two year period following the date of this Agreement, ZWI should offer to sell in a public or private offering, for cash, any shares of ZWI's common stock or other securities convertible into common stock, ZWI shall provide written notice to each Shareholder describing the price and other terms of such offering, and each Shareholder shall have twenty (20) days in which to purchase an amount of such offering which will enable him to maintain his proportionate interest in ZWI as it existed at the commencement of such offering; provided, that if the offering is a public offering conducted by a broker/dealer, the Shareholder's pre-emptive rights will be limited to the extent required by the broker/dealer. If either or both Shareholders terminate their employment with ZWI prior to the expiration of the two year period, such terminating Shareholder's pre-emptive rights shall terminate on the date their employment terminates.

     5.7 Co-Sale Rights. If at any time during the two year period following the date of this Agreement, Assisi has an offer from a third party to purchase a block of its ZWI common stock, in either a private transaction or in a registered public offering, Assisi shall provide written notice to each Shareholder describing the price and other terms of such offer, and each Shareholder shall have twenty (20) days in which to sell a proportionate amount of their shares in such offering. For purposes of this paragraph, a "block" shall be defined as a transaction, or a series of transactions over any thirty day period, involving more than 25,000 shares.

     5.8 Indemnification by MediaX. MediaX agrees to defend and hold ZWI and Zeitgeist harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by MediaX to perform any of its respective repre-sentations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by MediaX under this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of one year from the Closing or termination, as the case may be. In the event of a material breach by MediaX of any representation, warranty, covenant or other term of this Agreement, ZWI shall be entitled to offset the amount of any damages related thereto from future cash payments due to the MediaX Shareholders pursuant to paragraph 3.5 hereof. The amount of such offset shall be reduced by the amount that any liabilities listed on the MediaX financial statements are not required to be paid, and by the increase in the actual amount of any assets from that listed on such financial statements. The liability of MediaX, or the Shareholders, shall not exceed the value of the consideration either of them have received, respectively, under this Agreement. Further, the liability of MediaX shall be satisfied solely by redelivery of the Common Stock of ZWI received by the Shareholders as a result of the transactions contemplated by this Agreement at a per share value in effect at the Closing.

     5.9 Indemnification by ZWI. ZWI agrees to indemnify, defend and hold MediaX and the MediaX shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by ZWI or Zeitgeist to perform any of their representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ZWI or Zeitgeist under this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

     5.10  Taxes.

          (a) ZWI has no plan or intention following the Merger to liquidate Zeitgeist, merge Zeitgeist with or into another corporation, sell or otherwise dispose of the capital stock of Zeitgeist (except for transfers of such stock to corporations controlled by ZWI within the meaning of Code Section 368(a)(2)(C)), or cause Zeitgeist to sell or otherwise dispose of any of its assets or any of the assets acquired by it from MediaX, except for dispositions made in the ordinary course of business or transfers of assets to corporations controlled by Zeitgeist (within the meaning of Code Section 368(a)(2)(C)).

          (b) ZWI has no plan or intention following the Merger to reacquire any shares of its capital stock issued in the Merger.

          (c) Prior to the Merger, ZWI will be in control of Zeitgeist (within the meaning of Section 368(c)(1) of the Code).

          (d) Neither ZWI nor Zeitgeist is an investment company within the meaning of Section 368(a)(2)(F)(iii) or (iv) of the Code.

     5.11 Covenants to Preserve Tax-Free Status of Merger Following Closing. Covenants to Preserve Tax-Free Status of Merger Following Closing. ZWI agrees to take or not take (as the case may be), and cause Zeitgeist to take or not take, the following actions following the Merger:

          (a) Following the Merger, ZWI will cause Zeitgeist to hold substantially all of the fair market value of its net assets and substantially all of the fair market value of its gross assets, and substantially all of the fair market value of Zeitgeist's net assets and gross assets held immediately prior to the Merger.

          (b) Following the Merger, Zeitgeist will continue the historic business of MediaX and Zeitgeist or use a significant portion of the business assets of both in a business.

          (c) Following the Merger, ZWI will not cause Zeitgeist to issue additional shares of its capital stock that would result in ZWI losing control of Zeitgeist within the meaning of Section 368(c)(1) of the Code.

                                  ARTICLE 6
            CONDITIONS PRECEDENT TO PERFORMANCE BY ZWI AND ZEITGEIST

     6.1 Conditions. The obligations of ZWI and Zeitgeist hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. ZWI and Zeitgeist may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ZWI and Zeitgeist of any other condition of or any of ZWI's or Zeitgeist's other rights or remedies, at law or in equity, if MediaX shall be in default of any of their representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by MediaX in this Agreement or in any written statement that shall be delivered to ZWI by MediaX under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. MediaX shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 Shareholder Approval. Shareholders owning 100% of the issued and outstanding shares of MediaX common stock shall have approved this transaction.

     6.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against MediaX on or before the Closing Date.

     6.6 Auditability of MediaX. After the execution of this Agreement, ZWI agrees to instruct KPMG Peat Marwick to meet with representatives of MediaX and to review the accounting records in order to determine whether all balance sheets and statements of operations required by applicable SEC rules and regulations can be audited by such auditors and provided within the time that they must be filed with the SEC. If such auditors determine that the financial statements cannot be audited in accordance with the SEC rules, ZWI shall not be obligated to close this transaction.

     6.7 Officer's Certificate. MediaX shall have delivered to ZWI a certificate, dated the Closing Date, and signed by the Chief Executive Officer of MediaX, certifying that each of the conditions specified in Sections 6.2 through 6.6 hereof have been fulfilled.

                                  ARTICLE 7
                     CONDITIONS PRECEDENT TO MEDIAX'S AND
                          SHAREHOLDERS' PERFORMANCE

     7.1 Conditions. MediaX's and Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. MediaX and Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by MediaX and Shareholders of any other condition of or any of MediaX's and Shareholders' rights or remedies, at law or in equity, if ZWI shall be in default of any of its representations, warranties, or covenants under this Agreement.

     7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ZWI and Zeitgeist in this Agreement or in any written statement that shall be delivered to MediaX and Shareholders by ZWI and Zeitgeist under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     7.3 Performance. ZWI and Zeitgeist shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ZWI or Zeitgeist on or before the Closing Date.

     7.5 Directors of ZWI and Zeitgeist. Effective on the Closing, ZWI and Zeitgeist shall have fixed the size of their Boards of Directors at three (3) persons, and such Board of Directors shall include one person designated by MediaX.

     7.6 Employment Agreements. Concurrently with the closing, ZWI will enter into three year employment agreements with Matthew MacLaurin and Gaben Chancellor which shall provide salaries of $100,000 during the first year and such other terms as are standard in the industry. The parties acknowledge and agree that Nancy Poertner will continue to serve as President of the Company pursuant to her existing employment agreement and receive a salary of $125,000 per year.

     7.7 Officers' Certificate. ZWI shall have delivered to MediaX a certificate, dated the Closing Date and signed by the President of ZWI certifying that each of the conditions specified in Sections 7.2 through 7.6 have been fulfilled.

                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     8.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     8.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of California, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction. Venue for any dispute resolution proceeding concerning or arising out of this Agreement shall be in the County of Santa Clara, State of California.

     8.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     ZWI and Zeitgeist:

          Zeitgeist Werks, Inc.
          3960 Ince Boulevard, Second Floor
          Culver City, California  90232

     with a copy to:

          Jon D. Sawyer, Esq.
          Jon D. Sawyer, P.C.
          1401 Seventeenth Street, Suite 460
          Denver, Colorado  80202

     MediaX and Shareholders:

          MediaX
          325A River Street
          Santa Cruz, California  95060

     with a copy to:

          Clarence Kellogg, Esq.
          Hopkins & Carley
          150 Almaden Boulevard, 15th Floor
          San Jose, California  95113

     8.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction and no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     8.11 Announcements. ZWI and MediaX will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.12 Expenses. ZWI and MediaX will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

ZEITGEIST WERKS, INC.                MEDIAX

By /s/ Nancy Poertner               By /s/ Matthew MacLaurin
   Nancy Poertner, President           Matthew MacLaurin, President

ZEITGEIST, INC.

By /s/ Nancy Poertner
   Nancy Poertner, President

                               SHAREHOLDERS:

By /s/ Matthew MacLaurin            By /s/ Gaben Chancellor
   Matthew MacLaurin                   Gaben Chancellor

ASSISI LIMITED PARTNERSHIP

By /s/ Nancy Poertner
   Nancy Poertner, General Partner

                                    SCHEDULE 1
                                      MEDIAX

     The parties understand and agree that this Schedule is incomplete and that MediaX will deliver a complete Schedule within two weeks of the date of the Agreement. If the disclosures on such Schedule are not acceptable to ZWI, ZWI shall have two days from the receipt of such Schedule to terminate the Agreement.

1.2  Stock Options outstanding.

1.4  Officers and Directors of MediaX:

           Matthew MacLaurin  -     President, Chief Financial Officer and
                                    Director
           Gaben Chancellor   -     Vice President, Secretary and Director

1.17  Material Contracts of MediaX:

           1.  Contract with Groliers

3.1  Allocation of Shares:

                             Number of        Number of
                             Shares of        Shares of
                             MediaX           Zeitgeist
                             Common           Common Stock       Amount of
          Name               Stock Owned      to be Issued       Cash Payment

Matthew MacLaurin            47,500             956,250           $166,250
Gaben Chancellor             47,500             956,250            166,250
David Traub                   5,000             125,000             17,500

     Total                  100,000           2,037,500           $350,000

     The parties agree that the following table represents the projected breakdown of the ownership of Zeitgeist immediately after the closing of the Zeitgeist/MediaX transaction:

           MediaX Shareholders                  2,037,500
           Assisi Limited Partnership<FN1>      7,437,500
           Cabana Holdings Ltd.<FN2>            1,162,500
           Mizzentop Holdings Ltd.<FN3>         1,162,500
           Mark R. Moldenhauer                    763,333
__________________

<FN1>
Nancy Poertner, General Partner.
<FN2>
Daniel Taylor is named as one of the beneficiaries of the Cabana Trust but has no guaranteed value in such trust and disclaims control over it.
<FN3>
Kevin O'Neill is named as one of the beneficiaries of the Winchester Trust (the owner of Mizzentop), but has no guaranteed value in such trust and disclaims control over it.

                                  SCHEDULE 2
                               ZWI AND ZEITGEIST

2.4  Directors and Officers of ZWI:

     Nancy S. Poertner  -   President, Treasurer, Secretary and Director
     Rainer Poertner    -   Director

     Directors and Officers of Zeitgeist:

     Nancy S. Poertner  -   President, Treasurer, Secretary and Director
     Rainer Poertner    -   Director

2.20  Material Contracts:

      1.  Agreement between ZWI and Zeitgeist
      2.  Agreement Regarding Conversion of Loan

                            EXHIBIT A
                                TO
               AGREEMENT AND PLAN OF REORGANIZATION

                          PLAN OF MERGER

     THIS PLAN OF MERGER dated as of June 21, 1996, is by and among ZEITGEIST, INC., a Nevada corporation ("Zeitgeist") and a wholly-owned subsidiary of ZEITGEIST WERKS, INC., a Nevada corporation ("ZWI"), and MEDIAX, a California corporation ("MediaX"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

                             RECITALS

     WHEREAS, Zeitgeist is a corporation duly organized and existing under the laws of the State of Nevada, having an authorized capital of 10,000,000 shares of voting common stock $.001 par value (the "Common Stock of Zeitgeist"), of which 11,000 shares are issued and outstanding as of the date hereof and 1,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding; and

     WHEREAS, MediaX is a corporation duly organized and existing under the laws of the State of California, having an authorized capital of 10,000,000 shares of voting common stock, no par value per share (the "Common Stock of MediaX"), of which 100,000 shares are issued and outstanding as of the date hereof; and

     WHEREAS, the respective boards of directors and stockholders of Zeitgeist and MediaX have each duly approved this Plan of Merger (the "Plan") providing for the merger of MediaX with and into Zeitgeist with Zeitgeist as the Surviving Corporation as authorized by the statutes of the States of California and Nevada; and

     WHEREAS, MediaX, Zeitgeist and ZWI have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of April 4,
1996, and an Addendum dated June 13, 1996, setting forth certain representations, warranties, covenants, agreements and conditions in connection with said merger; and

     WHEREAS, immediately prior to the Effective Date of the Agreement, 2,037,500 shares of Common Stock of ZWI shall have been validly and lawfully issued to Zeitgeist; and

     WHEREAS, ZWI owns all the issued and outstanding voting securities of Zeitgeist;

                            AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of MediaX to be converted into shares of common stock of ZWI (the "Exchanged ZWI Common Stock"), and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                            ARTICLE 1
                  TERMS AND CONDITIONS OF MERGER

     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

     (a)  On the Effective Date of the merger:

          (1) MediaX shall be merged into Zeitgeist to form a single corporation, and Zeitgeist shall be designated herein as the Surviving
Corporation, and Zeitgeist's name shall be changed to MediaX;

          (2)  The separate existence of MediaX shall cease;

              (3) The Surviving Corporation shall have all of the rights, privileges, immunities and powers and shall be subject to all duties and liabilities of a corporation organized under the Corporation Law of the State of Nevada;

              (4) The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due of whatever account, including subscriptions to shares, and all other causes in action, and all and every other interest, of or belonging to or due to each of the Constituent
Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert to or be in any way impaired by reason of the merger; the Surviving Corporation shall henceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

         (b) On the Effective Date of the merger, the board of directors of the Surviving Corporation and the members thereof shall consist of Nancy Poertner, Rainer Poertner and Matthew MacLaurin to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the State of Nevada; and

         (c)  On the Effective Date of the merger, the officers of the Surviving
Corporation shall be as follows:  Nancy Poertner - President, Secretary and
Treasurer; Matthew MacLaurin - Executive Vice President; and Gaben Chancellor
- - Vice President of Creative Development, such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the State of Nevada.

If on the Effective Date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided in the bylaws of the Surviving
Corporation.

                            ARTICLE 2
              MANNER AND BASIS OF CONVERTING SHARES

         The manner and basis of converting the shares of the Constituent
Corporations and the mode of carrying the merger into effect are as follows:

         (a) Each share of the Common Stock of MediaX outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into 20.375 fully paid and nonassessable shares of Exchanged ZWI Common Stock, or an aggregate of approximately 2,037,500 shares of Exchanged ZWI Common Stock, which shares of Exchanged ZWI Common
Stock shall thereupon be validly issued and outstanding, fully paid, and nonassessable and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. After the Effective Date of the merger, each holder of an outstanding certificate which prior thereto represented shares of Common Stock of MediaX shall be entitled, on surrender thereof to the transfer and exchange agent to receive in exchange therefor a certificate or certificates representing the number of whole shares of Exchanged ZWI Common Stock into which the shares of Common
Stock of MediaX so surrendered shall have been converted as aforesaid in such denominations as such holder may request. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the merger represented shares of Common Stock of MediaX) shall for all purposes evidence the ownership of the shares of Exchanged ZWI Common Stock into which such shares shall have been converted; provided, that dividends or other distributions which are payable in respect of shares of common stock of ZWI into which shares of Common Stock of MediaX shall have been converted shall be set aside by ZWI and shall not be paid to holders of certificates representing such shares of Common Stock of MediaX until such certificates shall have been surrendered in exchange for certificates representing Exchanged ZWI Common
Stock. On such surrender, the holder(s) of such shares shall be entitled to receive such dividends or other distributions without interest. ZWI shall not issue any fractional interest in shares of Exchanged ZWI Common Stock in connection with the aforesaid conversion, and any fractional shares shall be rounded to the next highest number of whole shares; and

         (b) All shares of Exchanged ZWI Common Stock into which shares of the Common Stock of MediaX shall have been converted pursuant to this Article 2 shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of MediaX.

                            ARTICLE 3
             CERTIFICATE OF INCORPORATION AND BYLAWS

         1. The certificate of incorporation of Zeitgeist shall, on the merger becoming effective, be and constitute the certificate of incorporation of the Surviving Corporation until amended in the manner provided by law.

         2. The bylaws of Zeitgeist shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

                            ARTICLE 4
             OTHER PROVISIONS WITH RESPECT TO MERGER

         1. This Plan has been approved by the stockholders of each of the Constituent Corporations in accordance with the requirements of the laws of Nevada and California.

         2.   This Plan may be terminated at any time prior to the Effective
Date of the merger in the manner provided in the Reorganization Agreement.

                            ARTICLE 5
            APPROVAL AND EFFECTIVE DATE OF THE MERGER;
                      MISCELLANEOUS MATTERS

         1. The merger shall become effective when all the following actions shall have been taken:

              (a) This Plan, or a Certificate of Merger, or any other documents required pursuant to the laws of the States of Nevada and California, executed and verified in accordance with the laws of the States of Nevada and California, shall be filed in the Office of the Secretary of State of Nevada and in the office of the Secretary of State of California.

The date on which such actions are completed and such merger is effective is herein referred to as the "Effective Date."

         2. If at any time the Surviving Corporation shall deem or be advised that further grants, assignments, confirmations or assurances are necessary or desirable to vest, perfect or confirm title in the Surviving corporation, of record or otherwise, to any property of MediaX acquired or to be acquired by or as a result of the merger, the officers and directors of Zeitgeist or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations and assurances and to do all things necessary or proper so as to best prove, confirm and ratify title to such property in the Surviving Corporation and otherwise carry out the purpose of the merger and the terms of this Plan.

         3. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument and all such counterparts together shall be considered one instrument.

         4. This Plan shall be governed by and construed in accordance with the laws of the State of Nevada.

         5. This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

         The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, and having been adopted separately by the stockholders of each Constituent Corporation thereto in accordance with the Corporation Law of the States of Nevada and California, the President and Secretary of Zeitgeist, Inc. and the President and Secretary of MediaX, do hereby execute this Plan of Merger this 21st day of June 1996, declaring and certifying that this is our act and deed and the facts herein stated.

         AGREED TO AND ACCEPTED as of the date first above written.

MEDIAX                               ZEITGEIST, INC.

By /s/ Matthew MacLaurin             By /s/ Nancy Poertner
   Matthew MacLaurin, President         Nancy Poertner, President and
                                        Secretary

By /s/ Gaben Chancellor
   Gaben Chancellor, Secretary
